Execution Copy
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 19, 2008, by and among THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (the “Borrower”), the several banks, financial institutions and other entities from time to time parties to the Credit Agreement (as defined below) (collectively, the “Lenders”), and FORTIS CAPITAL CORP. (“Fortis”), as administrative agent for the Lenders.
R E C I T A L S
     WHEREAS, the Borrower, Fortis as Administrative Agent, and the Lenders have entered into an Amended and Restated Credit Agreement dated as of December 23, 2004 (as amended, the “Credit Agreement”);
     WHEREAS, the Borrower, Fortis as Administrative Agent, and the Lenders have agreed to make certain amendments to the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.
     2. Amendments to Credit Agreement.
     2.1 Definitions (Section 1).
     (a) ABR. The definition of “ABR” is amended to read as follows:
     “‘ABR’ – for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Eurodollar Rate for an Interest Period of one month commencing on such day. For purposes hereof: ‘Prime Rate’ shall mean the rate of interest per annum publicly announced from time to time by Fortis Bank S.A./N.V. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Fortis Bank S.A./N.V. in connection with extensions of credit to debtors); and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of new York, or, if such rate is not so published for any day which is
2ndAmendment to Credit Agreement — Meridian

a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.”
     (b) Applicable Margin. The definition of “Applicable Margin” is amended to read as follows:
     “‘Applicable Margin’ – for any day with respect to Eurodollar Loans and ABR Loans, the applicable per annum rate set forth below opposite the Borrowing Base Usage in effect on any such day:

	Eurodollar	ABR
Borrowing Base Usage	Margin	Margin
Less than or equal to 50%	2.00%	1.25%
Greater than 50% and less than or equal to 75%	2.25%	1.50%
Greater than 75% and less than or equal to 90%	2.50%	1.75%
Greater than 90%	3.25%	2.50%
As used herein, “Borrowing Base Usage” on any day means the percentage equivalent to the ratio of (i) the sum of the aggregate principal amount of the Loans then outstanding and Letter of Credit Outstandings on such day to (ii) the Borrowing Base in effect on such day.”
     3. Borrowing Base. The Borrowing Base as of the effectiveness of this Amendment is $95,000,000.00.
     4. Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Administrative Agent, on behalf of the Lenders, of:
     (a) An executed copy of this Amendment;
     (b) A copy of a Confirmation of Guarantee, in form and substance satisfactory to the Administrative Agent, duly executed by each Guarantor; and
     (c) Payment of all fees due and owing to the Administrative Agent and the Lenders.
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     5. Ratifications, Borrower Representations and Warranties.
     5.1 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and the Lenders agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     5.2 To induce the Lenders to enter into this Amendment, the Borrower ratifies and confirms that each representation and warranty set forth in the Credit Agreement is true and correct in all material respects as if such representations and warranties were made on the even date herewith (unless any such representations and warranties are stated to refer to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and further represents and warrants (a) that there has occurred since the date of the last financial statements delivered to the Lender no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (b) that no Event of Default exists on the date hereof, and (c) that the Borrower is fully authorized to enter into this Amendment.
     6. Benefits. This Amendment shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.
     7. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
     8. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
     9. Entire Agreement. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.
     10. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
2ndAmendment to Credit Agreement — Meridian

     11. Counterparts. This Amendment may be separately executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

THE MERIDIAN RESOURCE CORPORATION

By:	/s/ Lloyd V. DeLano
Name:	Lloyd V. DeLano
Title:	Senior Vice President and Chief Accounting Officer
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FORTIS CAPITAL CORP., as Administrative
Agent, Co-Lead Arranger, Bookrunner, Issuing
Lender and a Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director
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THE BANK OF NOVA SCOTIA, as Co-Lead Arranger, Syndication Agent and a Lender

By:	/s/ David G. Mills
Name:	David G. Mills
Title:	Managing Director
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COMERICA BANK, as a Lender

By:	/s/ Greg Smith
Name:	Greg Smith
Title:	Senior Vice President
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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President
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ALLIED IRISH BANKS plc, as a Lender

By:	/s/ Aiden L. Lanigan
Name:	Aiden L. Lanigan
Title:	Vice President

By:	/s/ Robert F. Moyle
Name:	Robert F. Moyle
Title:	Senior Vice President
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